Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2009, accompanying the consolidated financial statements incorporated by reference in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ameris Bancorp on Forms S-8 (File No. 333-131244) and on Form S-3 (File Number 333-156367).

Atlanta, Georgia

March 13, 2009